Exhibit 99.1

CONSENT OF CASSEL SALPETER & CO., LLC

BioPharmX Corporation

115 Nicholson Lane

San Jose, California 95134

Attention:  Board of Directors

RE:    Proxy Statement / Prospectus of BioPharmX Corporation (“BioPharmX”), which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of BioPharmX (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 22, 2020, to the Board of Directors of BioPharmX as Annex E to the Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “PROSPECTUS SUMMARY — Opinion of the BioPharmX Financial Advisor,” “THE MERGER — Background of the Merger,” “THE MERGER — Reasons for the Merger” and “THE MERGER — Opinion of the BioPharmX Financial Advisor.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: March 27, 2020

/s/ Cassel Salpeter & Co., LLC